UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018 (July 10, 2018)

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 10, 2018, Oaktree Specialty Lending Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Senior Secured Revolving Credit Agreement, dated as of November 30, 2017, by and among the Company, the lenders party thereto and ING Capital LLC as administrative agent for the lenders (as amended, the “ING Facility”).

The Amendment revised the definition of “Senior Coverage Ratio,” which is used to determine the margin above the London Interbank Offered Rate for the Company’s borrowings under the ING Facility, to exclude the aggregate principal amount of the Company’s 4.875% unsecured notes due 2019 from such calculation. In addition, the Amendment revised the ING Facility to permit the Company to use borrowings under the ING Facility to refinance or prepay the Company’s 5.875% unsecured notes due in 2024 (the “2024 Notes”) in certain circumstances and to permit the Company to prepay the 2024 Notes with the proceeds of equity issuances.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Senior Secured Revolving Credit Agreement, dated as of July 10, 2018, by and among Oaktree Specialty Lending Corporation, the lenders party thereto and ING Capital LLC as administrative agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: July 11, 2018	By:	/s/ Mathew M. Pendo
Name: Mathew M. Pendo
Title: Chief Operating Officer